                                                                     Exhibit 5.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                            NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                              47, Avenue Hoche
FAX (212) 715-8000                                                75008 Paris
                                                                    France





                                 January 7, 2002

ATMI, Inc.
7 Commerce Drive
Danbury, CT  06810


Ladies and Gentlemen:

      We have acted as counsel to ATMI, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering (i) $115,000,000 aggregate principal amount of 5.25% Convertible Subordinated Notes due 2006 (the "Debt Securities") issued by the Company on November 13, 2001 and (ii) shares of common stock, par value $0.01 per share, of the Company issuable upon conversion of the Debt Securities (the "Conversion Shares"). The Debt Securities have been issued under the Indenture, dated as of November 13, 2001 (the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), which will be filed as Exhibit 4.2 to the Registration Statement. The Company issued the Debt Securities pursuant to that certain Purchase Agreement, dated as of November 6, 2001, by and among the Company, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Debt Securities and the Conversion Shares are to be offered and sold by certain securityholders of the Company.

      We have made such inquiries and reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company.

      Based upon the foregoing, we are of the opinion that:

      1. The Debt Securities have been legally issued and constitute the binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer,

January 7, 2002
Page 2




reorganization, moratorium and similar laws of general applicability and judicial decisions relating to or affecting creditors' rights and to general equitable principles.

      2. The Conversion Shares have been duly authorized and reserved and, when delivered upon conversion of the Debt Securities in accordance with their terms and as contemplated in the Prospectus which forms a part of the Registration Statement (the "Prospectus"), will be legally issued, fully paid, and non-assessable.

      We express no opinion with respect to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

      In rendering this opinion, we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and that it constitutes the binding obligation of the Trustee.

      This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts and circumstances.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our name in the Registration Statement and the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP
                                   ---------------------------------------
                                    Kramer Levin Naftalis & Frankel LLP